As filed with the Securities and Exchange Commission on February 10, 2012

Registration No. 333-178719

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	2070	41-0129150
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4666 Faries Parkway, Box 1470

Decatur, Illinois 62525

(217) 424-5200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David J. Smith

Executive Vice President, Secretary and General Counsel

Archer-Daniels-Midland Company

4666 Faries Parkway, Box 1470

Decatur, Illinois 62525

(217) 424-5200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

W. Morgan Burns

Faegre Baker Daniels LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402-3901

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

*	If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
4.535% Debentures due 2042	$527,688,000	100%	$527,688,000	Previously filed

(1)	Estimated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may change. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 10, 2012

PROSPECTUS

ARCHER-DANIELS-MIDLAND COMPANY

Offer to Exchange

Up to $527,688,000 Principal Amount of

4.535% Debentures due 2042

for

a Like Principal Amount of

4.535% Debentures due 2042

that have been registered under the Securities Act of 1933

We are offering to exchange registered 4.535% Debentures due 2042 (the “Exchange Debentures”) for our outstanding unregistered 4.535% Debentures due 2042 (the “Original Debentures”). The Exchange Debentures and the Original Debentures are sometimes referred to in this prospectus together as the “Debentures.” The terms of the Exchange Debentures are substantially identical to the terms of the Original Debentures, except that the Exchange Debentures are registered under the Securities Act of 1933, as amended (the “Securities Act”), and the transfer restrictions and registration rights and related additional interest provisions applicable to the Original Debentures do not apply to the Exchange Debentures. The Original Debentures may only be tendered in an amount equal to $1,000 in principal amount or in integral multiples of $1,000 in excess thereof. This offer (the “Exchange Offer”) is subject to certain customary conditions and will expire at 5:00 p.m., New York City time, on                     , 2012, unless we extend it (as such date and time may be extended, the “Expiration Date”). The Exchange Debentures will not trade on any established exchange.

Each broker-dealer that receives Exchange Debentures for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Debentures. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Debentures received in exchange for Original Debentures where such Original Debentures were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the Expiration Date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

See “Risk Factors” beginning on page 7 for a discussion of certain risks that you should consider before participating in the Exchange Offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 20

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information provided in this prospectus is accurate as of any date other than the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Exchange Debentures.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available over the internet at the SEC’s website at http://www.sec.gov and our website at www.adm.com. Information on our website does not constitute part of this prospectus. You may also read and copy any document that we file with the SEC at its public reference facility:

Public Reference Room

100 F Street NE

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operations of the public reference facility and copying charges. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference our Annual Report on Form 10-K for the year ended June 30, 2011 (which incorporates by reference certain portions of our definitive Notice and Proxy Statement for our Annual Meeting of Stockholders held on November 3, 2011); our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2011 and December 31, 2011; our Current Reports on Form 8-K filed on September 22, 2011, September 27, 2011, October 6, 2011, November 7, 2011, January 13, 2012, and February 6, 2012; and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and before the completion of the offering of the Exchange Debentures. Notwithstanding the foregoing, unless specifically stated otherwise, none of the information that we disclose under Items 2.02 and 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

You may request a copy of any filings referred to above, at no cost, excluding any exhibits to those filings unless the exhibit is specifically incorporated by reference in those filings, by writing or telephoning us at the following address and telephone number:

Investor Relations

Archer-Daniels-Midland Company

4666 Faries Parkway, Box 1470

Decatur, Illinois 62525

Telephone: 217-424-5200

In order to obtain timely delivery, you must request the information no later than                     , 2012, which is five business days before the Expiration Date.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we incorporate by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from

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those projected, expressed, or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by our use of words such as “may,” “will,” “should,” “anticipates,” “believes,” “expects,” “plans,” “future,” “intends,” “could,” “estimate,” “predict,” “potential,” or “contingent,” the negative of these terms or other similar expressions. The Company’s actual results could differ materially from those discussed or implied herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011. Among these risks are legislative acts; changes in the prices of food, feed, and other commodities, including gasoline; and macroeconomic conditions in various parts of the world. To the extent permitted under applicable law, the Company assumes no obligation to update any forward-looking statements as a result of new information or future events.

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SUMMARY

This summary highlights selected information from this prospectus and is therefore qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus. It may not contain all the information that is important to you. We urge you to read carefully this entire prospectus and the other documents to which it refers to understand fully the terms of the Exchange Debentures and the Exchange Offer. References in this prospectus to “ADM,” the “Company,” “we,” “us, “our” and “ours” refer to Archer-Daniels-Midland Company.

For more than a century, the people of Archer-Daniels-Midland Company have transformed crops into products that serve vital needs. Today, 30,000 ADM employees around the globe convert oilseeds, corn, wheat and cocoa into products for food, animal feed, chemical and energy uses. With more than 265 processing plants, 400 crop procurement facilities, and the world’s premier crop transportation network, ADM helps connect the harvest to the home in more than 160 countries.

We were incorporated in Delaware in 1923 as the successor to a business formed in 1902. Our executive offices are located at 4666 Faries Parkway, Box 1470, Decatur, Illinois 62525. Our telephone number is (217) 424-5200. We maintain an Internet website at http://www.adm.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.

Summary of the Exchange Offer

Background	On October 7, 2011, we completed private offers to exchange certain of our outstanding debt securities for $527,688,000 aggregate principal amount of the Original Debentures and cash. In connection with the private offers to exchange, we entered into a registration rights agreement (the “Registration Rights Agreement”) in which we agreed, among other things, to conduct an exchange offer for the Original Debentures.

The Exchange Offer	We are offering to exchange our Exchange Debentures, which have been registered under the Securities Act, for a like principal amount of our outstanding unregistered Original Debentures. Original Debentures may only be tendered in an amount equal to $1,000 in principal amount or in integral multiples of $1,000 in excess thereof. See “The Exchange Offer—Terms of the Exchange.”

Resale of Exchange Notes	Based upon the position the staff of the SEC has taken in previous no-action letters, we believe that Exchange Debentures issued pursuant to the Exchange Offer in exchange for Original Debentures may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you will acknowledge that:

•	you are acquiring the Exchange Debentures in the ordinary course of your business;

•	you have not participated in, do not intend to participate in, and have no arrangement or understanding with any person to participate in a distribution of the Exchange Debentures; and

•	you are not our “affiliate” as defined under Rule 405 of the Securities Act.

We do not intend to apply for listing of the Exchange Debentures on any securities exchange or to seek approval for quotation through an automated quotation system. Accordingly, there can be no assurance that an active market will develop upon completion of the Exchange Offer or, if developed, that such market will be sustained or as to the liquidity of any market.

Each broker-dealer that receives Exchange Debentures for its own account in exchange for Original Debentures, where such Original Debentures were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Debentures during the 180 days after the expiration of this Exchange Offer. See “Plan of Distribution.”

Consequences of Not Exchanging Your Original Debentures	Original Debentures that are not tendered in the Exchange Offer or are not accepted for exchange will continue to bear legends restricting their transfer. You will not be able to offer or sell such Original Debentures unless:

•	you are able to rely on an exemption from the requirements of the Securities Act; or

•	the Original Debentures are registered under the Securities Act.

After the Exchange Offer is completed, we will no longer have an obligation to register the Original Debentures, except under limited circumstances. To the extent that Original Debentures are tendered and accepted in the Exchange Offer, the trading market for any remaining Original Debentures will be adversely affected. See “Risk Factors—If you fail to exchange your Original Debentures, they will continue to be restricted securities and might become less liquid.”

Expiration Date	The Exchange Offer will expire at 5:00 p.m., New York City time, on , 2012, unless we extend the Exchange Offer. See “The Exchange Offer—Expiration Date; Extensions; Amendments.”

Issuance of Exchange Debentures	We will issue Exchange Debentures in exchange for Original Debentures tendered and accepted in the Exchange Offer promptly following the Expiration Date. See “The Exchange Offer—Terms of the Exchange.”

Certain Conditions to the Exchange Offer	The Exchange Offer is subject to certain customary conditions, which we may amend or waive. The Exchange Offer is not conditioned upon any minimum principal amount of outstanding Original Debentures being tendered. See “The Exchange Offer—Conditions to the Exchange Offer.”

Special Procedures for Beneficial Holders	If you beneficially own Original Debentures that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the Exchange Offer, you should contact the registered holder promptly and instruct such person to tender on your behalf. If you wish to tender in the Exchange Offer on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Original Debentures, either arrange to have the Original Debentures registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a considerable amount of time. See “The Exchange Offer—Procedures for Tendering.”

Withdrawal Rights	You may withdraw your tender of Original Debentures at any time before the Exchange Offer expires. See “The Exchange Offer—Withdrawal of Tenders.”

Taxation	An exchange pursuant to the Exchange Offer generally will not be a taxable event for U.S. federal income tax purposes. See “Material United States Federal Income Tax Consequences.”

Use of Proceeds	We will not receive any proceeds from the exchange or the issuance of Exchange Debentures in connection with the Exchange Offer.

Exchange Agent	The Bank of New York Mellon is serving as Exchange Agent in connection with the Exchange Offer.

Summary of the Exchange Debentures

Other than the restrictions on transfer and provisions related to registration rights and special interest, the Exchange Debentures will have the same financial terms and covenants as the Original Debentures. See “Description of the Exchange Debentures” for more complete information about the Exchange Debentures.

Issuer	Archer-Daniels-Midland Company.

Maturity Date	March 26, 2042.

Interest	The Exchange Debentures will bear interest at the rate of 4.535%. Interest on the Exchange Debentures will accrue from the last interest payment date on which interest was paid on the Original Debentures surrendered in exchange therefor or, if no interest has been paid on the Original Debentures, from September 26, 2011. Interest will be payable semi-annually, in arrears, on March 26 and September 26 of each year, beginning on March 26, 2012.

No interest will be paid on either the Exchange Debentures or the Original Debentures at the time of the exchange. The holders of Original Debentures that are accepted for exchange will not receive accrued but unpaid interest on such Original Debentures at the time of the exchange. Rather, that interest will be payable on the Exchange Debentures delivered in exchange for the Original Debentures on the first interest payment date after the Expiration Date of the Exchange Offer; provided, however, that if the Exchange Debentures are delivered in exchange for the Original Debentures after March 11, 2012 (which is the record date for the March 26, 2012 interest payment date on the Original Debentures), interest payable on March 26, 2012, which is the first interest payment date after the Expiration Date of the Exchange Offer, will be payable to the holders of the Original Debentures and interest will not be payable on the Exchange Debentures delivered in exchange for the Original Debentures until September 26, 2012, which is the second interest payment date after the Expiration Date of the Exchange Offer.

Ranking	The Exchange Debentures will be senior unsecured obligations of our Company and will rank equally with all of our other unsecured and unsubordinated indebtedness.

Optional Redemption	We may redeem the Exchange Debentures at any time and from time to time at our option, in whole or in part, at a redemption price equal to the greater of:

•	100% of the principal amount of the Exchange Debentures to be redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the redemption date) on the Exchange Debentures being redeemed from the redemption date to the maturity date discounted to the date of the redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate (as defined below under “Description of the Exchange Debentures—Optional Redemption”) plus 20 basis points.

We will also pay the accrued and unpaid interest on the Exchange Debentures to the redemption date.

Repurchase at the Option of Holders Upon a Change of Control Triggering Event	If we experience a change of control triggering event, we will be required, unless we have exercised our right to redeem the Exchange Debentures, to offer to purchase the Exchange Debentures at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest. See “Description of the Exchange Debentures—Change of Control Offer.”

Form and Denomination	The Exchange Debentures will be issued in fully registered, global form. The Exchange Debentures will be represented by one or more global debentures, deposited with the Trustee referred to below as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the global debentures will be shown on, and any transfers will be effected only through, records maintained by DTC and its participants, and any such interest may not be exchanged for definitive registered debentures, except in limited circumstances. Interests in the global debentures will be issued in minimum denominations of $1,000 and integral multiples of $1,000. See “Book-Entry, Delivery and Form.”

Covenants	The Indenture governing the Exchange Debentures contains a limitation on our ability to incur or guarantee indebtedness that is secured by a mortgage on any of our principal properties in certain circumstances. The Indenture also limits our ability to conduct certain sale and leaseback transactions with respect to our principal properties. See “Description of the Exchange Debentures—Covenants Contained in the Indenture.”

Events of Default	For a discussion of events that will permit acceleration of the payment of the principal of and accrued interest on the Exchange Debentures, see “Description of the Exchange Debentures—Events of Default.”

Additional Issuances

We may, from time to time, without notice to or the consent of the holders of the Exchange Debentures, create and issue additional debt securities ranking pari passu in all respects with the Exchange Debentures and having the same terms as to status, redemption or otherwise as the Exchange Debentures (except for the payment of interest accruing prior to the issue date of such additional debt securities, or except for the first payment of interest following the issue date of such additional debt securities) so that such additional debt securities may be consolidated and form a single series of debt securities with the Exchange Debentures.

Any such additional debt securities, along with the Original Debentures, will vote and act together as a single class with the Exchange Debentures under the Indenture.

Listing	We do not intend to list the Exchange Debentures on any securities exchange.

Governing Law	The Exchange Debentures and the Indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Trustee	The Bank of New York Mellon.

RISK FACTORS

You should consider carefully the following risks relating to the Exchange Offer and the Exchange Debentures and the risk factors described in Item 1A of our Annual Report on Form 10-K for the year ended June 30, 2011, together with the other information included or incorporated by reference in this prospectus, before tendering your Original Debentures in the Exchange Offer. The following is not intended as, and should not be construed as, an exhaustive list of relevant risk factors. There may be other risks that a holder of Original Debentures should consider that are relevant to its own particular circumstances or generally.

If you fail to exchange your Original Debentures, they will continue to be restricted securities and might become less liquid.

Original Debentures that you do not tender or that we do not accept will, following the Exchange Offer, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities law. We will issue Exchange Debentures in exchange for the Original Debentures pursuant to the Exchange Offer only following the satisfaction of the procedures and conditions set forth in “The Exchange Offer—Procedures for Tendering.” These procedures and conditions include timely receipt by the Exchange Agent of such Original Debentures (or a confirmation of book-entry transfer) and of a properly completed and duly executed letter of transmittal (or an agent’s message from DTC).

Because we anticipate that most holders of Original Debentures will elect to exchange their Original Debentures, we expect that the liquidity of the market for any Original Debentures remaining after the completion of the Exchange Offer will be substantially limited. Any Original Debentures tendered and exchanged in the Exchange Offer will reduce the aggregate principal amount of the Original Debentures outstanding. Following the Exchange Offer, if you do not tender Original Debentures you generally will not have any further registration rights, and your Original Debentures will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Original Debentures could be adversely affected.

The consummation of the Exchange Offer may not occur.

We are not obligated to complete the Exchange Offer. The Exchange Offer is subject to the satisfaction of certain conditions, and subject to applicable law, we may extend, amend or terminate the Exchange Offer at any time before expiration and may, in our sole discretion, waive any of the conditions to the Exchange Offer. Even if the Exchange Offer is completed, it may not be completed on the schedule described in this prospectus. Accordingly, you may have to wait longer than expected to receive the Exchange Debentures issuable pursuant to the Exchange Offer, during which time you will not be able to effect transfers of your Original Debentures tendered in the Exchange Offer.

If an active trading market does not develop for the Exchange Debentures, you may be unable to sell your Exchange Debentures or to sell your Exchange Debentures at a price that you deem sufficient.

The Exchange Debentures are new issues of securities for which there currently is no established trading market. We do not intend to list the Exchange Debentures on a national securities exchange. No assurance can be given that a market for the Exchange Debentures will develop or continue, as to the liquidity of any market that does develop, or as to your ability to sell any Exchange Debentures you may own or the price at which you may be able to sell your Exchange Debentures.

USE OF PROCEEDS

This Exchange Offer is intended to satisfy our obligations under the Registration Rights Agreement entered into in connection with the issuance of the Original Debentures. We will not receive any cash proceeds from the issuance of the Exchange Debentures in the Exchange Offer. In consideration for issuing the Exchange Debentures as contemplated by this prospectus, we will receive Original Debentures in like principal amount. The Original Debentures surrendered and exchanged for the Exchange Debentures will be retired and canceled and cannot be reissued.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for each of the periods indicated.

	Fiscal Year Ended June 30,					Six Months Ended December 31, 2011
	2007	2008	2009	2010	2011
Ratio of earnings to fixed charges	6.54x	4.54x	4.84x	4.78x	5.55x	3.54x

The ratio of earnings to fixed charges is calculated as follows:

(earnings)
(fixed charges)

For purposes of calculating the ratios, earnings consist of:

•	pre-tax income from continuing operations before adjustment for noncontrolling interests in income from consolidated subsidiaries or income or loss from equity investees;

•	fixed charges;

•	amortization of capitalized interest;

•	distributed income of equity investees; and

•	our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges;

•	minus capitalized interest;

•	minus preference security dividend requirements of consolidated subsidiaries; and

•	minus the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges.

For purposes of calculating the ratios, fixed charges consist of:

•	interest expensed and capitalized;

•	amortized premiums, discounts and capitalized expenses related to indebtedness;

•	an estimate of the interest portion of rental expense on operating leases; and

•	preference security dividend requirements of consolidated subsidiaries.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

In connection with the issuance of the Original Debentures, we entered into a Registration Rights Agreement with dealer managers, under which we agreed to file and to use our reasonable best efforts to have declared effective an exchange offer registration statement under the Securities Act and to consummate an exchange offer.

We are making the Exchange Offer in reliance on the position of the SEC as set forth in certain no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder of Exchange Debentures who exchanges Original Debentures for Exchange Debentures in the Exchange Offer generally may offer the Exchange Debentures for resale, sell the Exchange Debentures and otherwise transfer the Exchange Debentures without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. This does not apply, however, to a holder who is our “affiliate” within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the Exchange Debentures only if the holder acknowledges that the holder is acquiring the Exchange Debentures in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the Exchange Debentures.

Any holder of the Original Debentures using the Exchange Offer to participate in a distribution of Exchange Debentures cannot rely on the no-action letters referred to above. Any broker-dealer who holds Original Debentures acquired for its own account as a result of market-making activities or other trading activities and who receives Exchange Debentures in exchange for such Original Debentures pursuant to the Exchange Offer may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Debentures. See “Plan of Distribution.”

Each broker-dealer that receives Exchange Debentures for its own account in exchange for Original Debentures, where such Original Debentures were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Debentures. See “Plan of Distribution.”

Except as described above, this prospectus may not be used for an offer to resell or transfer the Exchange Debentures.

The Exchange Offer is not being made to, nor will we accept tenders for exchange from, holders of Original Debentures in any jurisdiction in which the Exchange Offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

Terms of the Exchange

Upon the terms and subject to the conditions of the Exchange Offer, we will accept any and all Original Debentures validly tendered at or prior to 5:00 p.m., New York time, on the Expiration Date for the Exchange Offer. Promptly after the Expiration Date, we will issue an aggregate principal amount of up to $527,688,000 of Exchange Debentures for a like principal amount of outstanding Original Debentures tendered and accepted in connection with the Exchange Offer. The Exchange Debentures issued in connection with the Exchange Offer will be delivered promptly after the Expiration Date. Holders may tender some or all of their Original Debentures in connection with the Exchange Offer, but only in principal amounts of $1,000 or in integral multiples of $1,000 in excess thereof.

The terms of the Exchange Debentures will be identical in all material respects to the terms of the Original Debentures, except that the Exchange Debentures will have been registered under the Securities Act and will be issued free from any covenant regarding registration, including the payment of additional interest upon a failure to file or have declared effective an exchange offer registration statement or to complete the Exchange Offer by certain dates. The Exchange Debentures will evidence the same debt as the Original Debentures and will be issued under the same Indenture and be entitled to the same benefits under that Indenture as the Original Debentures being exchanged. As of the date of this prospectus, $527,688,000 in aggregate principal amount of the Original Debentures are outstanding.

In connection with the issuance of the Original Debentures, we arranged for the Original Debentures issued to qualified institutional buyers and those issued in reliance on Regulation S under the Securities Act to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. Except as described under “Book-Entry, Delivery and Form,” Exchange Debentures will be issued in the form of one or more global debentures registered in the name of DTC or its nominee and each beneficial owner’s interest therein will be transferable in book-entry form through DTC. See “Book-Entry, Delivery and Form.”

Holders of Original Debentures do not have any appraisal or dissenters’ rights in connection with the Exchange Offer. Original Debentures that are not tendered for exchange or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Indenture, but certain registration and other rights under the Registration Rights Agreement will terminate and holders of the Original Debentures will generally not be entitled to any registration rights under the Registration Rights Agreement. See “—Consequences of Failures to Properly Tender Original Debentures in the Exchange Offer.”

We shall be considered to have accepted validly tendered Original Debentures if and when we have given written notice to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the Exchange Debentures from us.

If any tendered Original Debentures are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the Original Debentures, without expense, to the tendering holder promptly after the Expiration Date for the Exchange Offer.

Holders who tender Original Debentures will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of Original Debentures in connection with the Exchange Offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See “—Fees and Expenses.”

Expiration Date; Extensions; Amendments

The Expiration Date for the exchange offer is 5:00 p.m., New York City time, on             , 2012, unless extended by us in our sole discretion, in which case the term “Expiration Date” shall mean the latest date and time to which the exchange offer is extended.

We reserve the right, in our sole discretion:

•

to delay accepting any Original Debentures, to extend the Exchange Offer or to terminate the Exchange Offer if, in our reasonable judgment, any of the conditions described below shall not have been satisfied, by giving written notice of the delay, extension or termination to the Exchange Agent; or

•	to amend the terms of the Exchange Offer in any manner.

If we amend the Exchange Offer in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend the Exchange Offer for a period of five to ten business days, depending on the significance of the amendment, if the Exchange Offer would otherwise have expired during such five- to ten-business-day period.

If we determine to extend, amend or terminate the Exchange Offer, we will publicly announce this determination by making a timely release through an appropriate news agency.

If we delay accepting any Original Debentures or terminate the Exchange Offer, we promptly will return any Original Debentures deposited pursuant to the Exchange Offer as required by Rule 14e-1(c) under the Exchange Act of 1934, as amended (the “Exchange Act”).

Conditions to the Exchange Offer

Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, we will not be required to accept for exchange, or to exchange any Exchange Debentures for, any Original Debentures and we may terminate the Exchange Offer or, at our option, modify, extend or otherwise amend the Exchange Offer, if any of the following conditions exist on or prior to the Expiration Date:

•

an action or event shall have occurred, been threatened, or may occur or an action shall have been taken, and a statute, rule, regulation, judgment, order, stay, decree or injunction shall have been issued, promulgated, enacted, entered, enforced or deemed to be applicable to the Exchange Offer or the exchange of Original Debentures for Exchange Debentures under the Exchange Offer by or before any court or governmental regulatory or administrative agency, authority, instrumentality or tribunal, including, without limitation, taxing authorities, that either:

(a)	challenges the making of the Exchange Offer or the exchange of Original Debentures for Exchange Debentures under the Exchange Offer or might, directly or indirectly, be expected to prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any manner, the Exchange Offer or the exchange of Original Debentures for Exchange Debentures under the Exchange Offer; or

(b)	in our reasonable judgment, could materially adversely affect our (or our subsidiaries’) business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects or impair the contemplated benefits to us of the Exchange Offer or the exchange of Original Debentures for Exchange Debentures under the Exchange Offer;

•

there shall have occurred (a) any general suspension of or limitation on trading in securities in the United States securities or financial markets, whether or not mandatory, (b) any material adverse change in the prices of the Original Debentures that are the subject of the Exchange Offer, (c) a material impairment in the general trading market for debt securities, (d) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States, whether or not mandatory, (e) a material escalation or commencement of a war, armed hostilities, a terrorist act or other national or international calamity directly or indirectly relating to the United States, if the effect of any such event, in the Company’s reasonable judgment makes it impracticable or inadvisable to proceed with the Exchange Offer, (f) any limitation, whether or not mandatory, by any governmental authority on, or other event in the Company’s reasonable judgment, having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, (g) any material adverse change in the securities or financial markets in the United States generally or (h) in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; and

the Trustee with respect to the Indenture for the Original Debentures that are the subject of the Exchange Offer and the Exchange Debentures to be issued in the Exchange Offer shall have been directed by any holders of Original Debentures to object in any respect to, or take any action that could, in our reasonable judgment, adversely affect the consummation of the Exchange Offer or the exchange of Original Debentures for Exchange Debentures under the Exchange Offer, or the Trustee shall have taken any action that challenges the validity or effectiveness of the procedures used by us in making the Exchange Offer or the exchange of Original Debentures for Exchange Debentures under the Exchange Offer.

The foregoing conditions are for our sole benefit and may be waived by us, in whole or in part, in our absolute discretion. Any determination made by us concerning an event, development or circumstance described or referred to above will be conclusive and binding.

If any of the foregoing conditions are not satisfied, we may, at any time on or prior to the Expiration Date:

•	terminate the Exchange Offer and promptly return all tendered Original Debentures to the respective tendering holders;

•	modify, extend or otherwise amend the Exchange Offer and retain all tendered Original Debentures until the Expiration Date, as extended, subject, however, to the withdrawal rights of holders; or

•	waive the unsatisfied conditions with respect to the Exchange Offer and accept all Original Debentures tendered and not previously validly withdrawn.

In addition, subject to applicable law, we may in our absolute discretion terminate the Exchange Offer for any other reason or for no reason.

Effect of Tender

Any tender by a holder, and our subsequent acceptance of that tender, of Original Debentures will constitute a binding agreement between that holder and us upon the terms and subject to the conditions of the Exchange Offer described in this prospectus and in the letter of transmittal. The participation in the Exchange Offer by a tendering holder of Original Debentures will constitute the agreement by that holder to deliver good and marketable title to the tendered Original Debentures, free and clear of any and all liens, restrictions, charges, pledges, security interests, encumbrances or rights of any kind of third parties.

Procedures for Tendering

If you wish to participate in the Exchange Offer and your Original Debentures are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, you must instruct that custodial entity to tender your Original Debentures on your behalf pursuant to the procedures of that custodial entity. Please ensure you contact your custodial entity as soon as possible to give them sufficient time to meet your requested deadline.

To participate in the Exchange Offer, you must either:

•

complete, sign and date a letter of transmittal, or a facsimile thereof, in accordance with the instructions in the letter of transmittal, including guaranteeing the signatures to the letter of transmittal, if required, and mail or otherwise deliver the letter of transmittal or a facsimile thereof, together with the certificates representing your Original Debentures specified in the letter of transmittal, to the Exchange Agent at the address listed in the letter of transmittal, for receipt on or prior to the Expiration Date; or

•	comply with the Automated Tender Offer Program (“ATOP”) procedures for book-entry transfer described below on or prior to the Expiration Date.

The Exchange Agent and DTC have confirmed that the Exchange Offer is eligible for ATOP with respect to book-entry debentures held through DTC. The letter of transmittal, or a facsimile thereof, with any required signature guarantees, or, in the case of book-entry transfer, an agent’s message in lieu of the letter of transmittal, and any other required documents, must be transmitted to and received by the Exchange Agent on or prior to the Expiration Date at its address set forth below under the caption “Exchange Agent.” Original Debentures will not be deemed to have been tendered until the letter of transmittal and signature guarantees, if any, or agent’s message, is received by the Exchange Agent. We have not provided guaranteed delivery procedures in conjunction with the Exchange Offer or under this prospectus.

The tender by a holder of Original Debentures will constitute an agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The method of delivery of Original Debentures, the letter of transmittal and all other required documents to the Exchange Agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand-delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to and receipt by the Exchange Agent on or prior to the Expiration Date. Do not send the letter of transmittal or any Original Debentures to anyone other than the Exchange Agent.

If you are tendering your Original Debentures in exchange for Exchange Debentures and anticipate delivering your letter of transmittal and other documents other than through DTC, we urge you to contact promptly a bank, broker or other intermediary that has the capability to hold debentures custodially through DTC to arrange for receipt of any Original Debentures to be delivered pursuant to the Exchange Offer and to obtain the information necessary to provide the required DTC participant with account information in the letter of transmittal.

If you are a beneficial owner that holds Original Debentures through Euroclear (as defined herein) or Clearstream (as defined herein) and wish to tender your Original Debentures, you must instruct Euroclear or Clearstream, as the case may be, to block the account in respect of the tendered Original Debentures in accordance with the procedures established by Euroclear or Clearstream. You are encouraged to contact Euroclear and Clearstream directly to ascertain their procedure for tendering Original Debentures.

Book-Entry Delivery Procedures for Tendering Original Debentures Held with DTC

If you wish to tender Original Debentures held on your behalf by a participant with DTC, you must:

•	inform the participant of your interest in tendering your Original Debentures pursuant to the Exchange Offer; and

•	instruct the participant to tender all Original Debentures you wish to be tendered in the Exchange Offer into the Exchange Agent’s account at DTC on or prior to the Expiration Date.

Any financial institution that is a participant in DTC, including Euroclear and Clearstream, must tender Original Debentures by effecting a book-entry transfer of Original Debentures to be tendered in the Exchange Offer into the account of the Exchange Agent at DTC by electronically transmitting its acceptance of the Exchange Offer through the ATOP procedures for transfer. DTC will then verify the acceptance, execute a book-entry delivery to the Exchange Agent’s account at DTC and send an agent’s message to the Exchange Agent. An “agent’s message” is a message, transmitted by DTC to, and received by, the Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from an organization that participates in DTC (a “participant”) tendering Original Debentures that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the agreement against the participant. A letter of transmittal need not accompany tenders effected through ATOP.

Proper Execution and Delivery of the Letter of Transmittal

Signatures on a letter of transmittal or notice of withdrawal described under “—Withdrawal of Tenders,” as the case may be, must be guaranteed by an eligible guarantor institution unless the Original Debentures tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal or (ii) for the account of an eligible guarantor institution. An “eligible guarantor institution” is one of the following firms or other entities identified in Rule 17Ad-15 under the Exchange Act (as the terms are used in Rule 17Ad-15):

•	a bank;

•	a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

•	a credit union;

•	a national securities exchange, registered securities association or clearing agency; or

•	a savings association.

If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, that guarantee must be made by an eligible guarantor institution.

If the letter of transmittal is signed by the holders of Original Debentures tendered thereby, the signatures must correspond with the names as written on the face of the Original Debentures or on the DTC security position listing without any change whatsoever. If any of the Original Debentures tendered thereby are held by two or more holders, each holder must sign the letter of transmittal. If any of the Original Debentures tendered thereby are registered in different names on different Original Debentures, it will be necessary to complete, sign and submit as many separate letters of transmittal, and any accompanying documents, as there are different registrations of certificates.

If Original Debentures that are not tendered for exchange pursuant to the Exchange Offer are to be returned to a person other than the tendering holder, certificates for those Original Debentures must be endorsed or accompanied by an appropriate instrument of transfer, signed exactly as the name of the registered owner appears on the certificates, with the signatures on the certificates or instruments of transfer guaranteed by an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the holder of any Original Debentures listed in the letter of transmittal, those Original Debentures must be properly endorsed or accompanied by a properly completed bond power, signed by the holder exactly as the holder’s name appears on those Original Debentures. If the letter of transmittal or any Original Debentures, bond powers or other instruments of transfer are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

No alternative, conditional, irregular or contingent tenders will be accepted. By executing the letter of transmittal, or facsimile thereof, the tendering holders of Original Debentures waive any right to receive any notice of the acceptance for exchange of their Original Debentures. Tendering holders should indicate in the applicable box in the letter of transmittal the name and address to which payments and/or substitute certificates evidencing Original Debentures for amounts not tendered or not exchanged are to be issued or sent, if different from the name and address of the person signing the letter of transmittal. If those instructions are not given, Original Debentures not tendered or exchanged will be returned to the tendering holder.

All questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered Original Debentures will be determined by us in our absolute discretion, which determination will be final and binding. We reserve the absolute right to reject any and all tendered Original Debentures determined by us not to be in proper form or not to be tendered properly or any tendered Original Debentures our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive, in our absolute discretion, any defects, irregularities or conditions of tender as to particular Original Debentures, whether or not waived in the case of other Original Debentures. Our interpretation of the terms and conditions of the Exchange Offer, including the terms and instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Debentures must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Original Debentures, neither we, the Exchange Agent nor any other person will be under any duty to give that notification or shall incur any liability for failure to give that notification. Tenders of Original Debentures will not be deemed to have been made until any defects or irregularities therein have been cured or waived.

Any holder whose Original Debentures have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for arranging for indemnification with the Trustee of the Original Debentures. Holders may contact the Exchange Agent for assistance with these matters.

In addition, we reserve the right, as set forth above under “—Conditions to the Exchange Offer,” to terminate the Exchange Offer. By tendering, each holder represents and acknowledges to us, among other things, that:

•

it has full power and authority to tender, sell, assign and transfer the Original Debentures it is tendering and that we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by us;

•	the Exchange Debentures acquired in connection with the Exchange Offer are being obtained in the ordinary course of business of the person receiving the Exchange Debentures;

•	at the time of commencement of the Exchange Offer it had no arrangement or understanding with any person to participate in a distribution of such Exchange Debentures;

•

it is not an “affiliate”(as defined in Rule 405 under the Securities Act) of the Company, or if it is an affiliate, such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if the holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Debentures; and

•

if the holder is a broker-dealer, that it is not engaged in, and does not intend to engage in, a distribution of the Exchange Debentures, and that it will receive Exchange Debentures for its own account in exchange for Original Debentures that were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Debentures. See “Plan of Distribution.”

Withdrawal of Tenders

Tenders of Original Debentures in the Exchange Offer may be validly withdrawn at any time prior to the Expiration Date.

For a withdrawal of a tender to be effective, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent prior to the Expiration Date at its address set forth below under the caption “Exchange Agent.” The withdrawal notice must:

(1)	specify the name of the tendering holder of Original Debentures;

(2)	bear a description of the Original Debentures to be withdrawn;

(3)	specify, in the case of Original Debentures tendered by delivery of certificates for those Original Debentures, the certificate numbers shown on the particular certificates evidencing those Original Debentures;

(4)	specify the aggregate principal amount represented by those Original Debentures;

(5)	specify, in the case of Original Debentures tendered by delivery of certificates for those Original Debentures, the name of the registered holder, if different from that of the tendering holder, or specify, in the case of Original Debentures tendered by book-entry transfer, the name and number of the account at DTC to be credited with the withdrawn Original Debentures; and

(6)	be signed by the holder of those Original Debentures in the same manner as the original signature on the letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of those Original Debentures.

The signature on any notice of withdrawal must be guaranteed by an eligible guarantor institution, unless the Original Debentures have been tendered for the account of an eligible guarantor institution.

Withdrawal of tenders of Original Debentures may not be rescinded, and any Original Debentures validly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the Exchange Offer. Validly withdrawn Original Debentures may, however, be re-tendered by again following one of the procedures described in “—Procedures for Tendering” on or prior to the Expiration Date.

Exchange Agent

The Bank of New York Mellon has been appointed as Exchange Agent in connection with the Exchange Offer. Questions and requests for assistance with respect to the procedures for tendering or withdrawing tenders of Original Debentures, as well as requests for additional copies of this prospectus or of the letter of transmittal, should be directed to the Exchange Agent as follows:

The Bank of New York Mellon, as Exchange Agent

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations - Reorganization Unit

101 Barclay Street, Floor 7 East

New York, NY 10286

Attention: David Mauer

Telephone: 212-815-3687

Facsimile: 212-298-1915

Fees and Expenses

We will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer. We will pay certain other expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the Exchange Agent and certain accountant and legal fees.

Holders who tender their Original Debentures for exchange will not be obligated to pay transfer taxes. If, however:

•	Exchange Debentures are to be delivered to, or issued in the name of, any person other than the registered holder of the Original Debentures tendered;

•	tendered Original Debentures are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of Original Debentures in connection with the Exchange Offer;

then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from them is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

Consequences of Failures to Properly Tender Original Debentures in the Exchange Offer

Issuance of the Exchange Debentures in exchange for the Original Debentures under the Exchange Offer will be made only after timely receipt by the Exchange Agent of a properly completed and duly executed letter of transmittal (or an agent’s message from DTC) and the certificate(s) representing such Original Debentures (or confirmation of book-entry transfer), and all other required documents. Therefore, holders of the Original Debentures desiring to tender such Original Debentures in exchange for Exchange Debentures should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of Original Debentures for exchange. Original Debentures that are not tendered or that are tendered but not accepted by us will, following completion of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act, and, upon completion of the Exchange Offer, certain registration rights under the Registration Rights Agreement will terminate.

In the event the Exchange Offer is completed, we generally will not be required to register the remaining Original Debentures, subject to limited exceptions. Remaining Original Debentures will continue to be subject to the following restrictions on transfer:

•

the remaining Original Debentures may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available, or if neither such registration nor such exemption is required by law; and

•	the remaining Original Debentures will bear a legend restricting transfer in the absence of registration or an exemption.

We do not currently anticipate that we will register the remaining Original Debentures under the Securities Act. To the extent that Original Debentures are tendered and accepted in connection with the Exchange Offer, any trading market for remaining Original Debentures could be adversely affected. See “Risk Factors—If you fail to exchange your Original Debentures, they will continue to be restricted securities and might become less liquid.”

DESCRIPTION OF THE EXCHANGE DEBENTURES

The Original Debentures were and the Exchange Debentures will be issued under an indenture (the “Indenture”) dated as of September 20, 2006, between us and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), as trustee (the “Trustee”). Any Original Debentures that remain outstanding after completion of the Exchange Offer, together with the Exchange Debentures issued in the Exchange Offer, will be treated as a single series of securities under the Indenture.

The following summary of certain provisions of the Indenture and the Exchange Debentures does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture and the Exchange Debentures, including the definitions therein of certain terms. Whenever particular provisions of or terms defined in the Indenture are referred to, such provisions and defined terms are incorporated by reference as part of the statement made.

General

The Exchange Debentures will be our senior unsecured obligations and will rank equal in right of payment to our other senior unsecured obligations from time to time outstanding. The Exchange Debentures will be effectively subordinated to all liabilities of our subsidiaries, including trade payables. Since we conduct many of our operations through our subsidiaries, our right to participate in any distribution of the assets of a subsidiary when it winds up its business is subject to the prior claims of the creditors of the subsidiary. This means that your right as a holder of our Exchange Debentures will also be subject to the prior claims of these creditors if a subsidiary liquidates or reorganizes or otherwise winds up its business. Unless we are considered a creditor of the subsidiary, your claims will be recognized behind these creditors.

The Indenture does not limit the amount of notes, debentures or other evidences of indebtedness that we may issue under the Indenture and provides that notes, debentures or other evidences of indebtedness may be issued from time to time in one or more series. We may, from time to time, without notice to or the consent of the holders of the Exchange Debentures, create and issue additional debentures ranking pari passu in all respects with the Exchange Debentures and having the same terms as to status, redemption or otherwise as such series of Exchange Debentures (except for the payment of interest accruing prior to the issue date of such additional debentures, or except for the first payment of interest following the issue date of such additional debentures) so that such additional debentures may be consolidated and form a single series of debt securities with the Exchange Debentures. Any such additional debentures will vote and act together as a single class with the Exchange Debentures under the Indenture, along with the Original Debentures.

The Exchange Debentures will mature on March 26, 2042.

The Exchange Debentures will be issued only in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Principal and interest will be payable, and the Exchange Debentures will be transferable or exchangeable, at the office or offices or agency maintained by us for these purposes. Payment of interest on the Exchange Debentures may be made at our option by check mailed to the registered holders.

No service charge will be made for any transfer or exchange of the Exchange Debentures, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

As used in this prospectus, a business day means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York.

Interest

The Exchange Debentures will bear interest at a rate of 4.535% per annum. We will pay interest on the Exchange Debentures semi-annually in arrears on March 26 and September 26 of each year, each of which we refer to as an interest payment date, beginning on March 26, 2012; provided, however, that if the Exchange Debentures are delivered in exchange for the Original Debentures after March 11, 2012 (which is the record date for the March 26, 2012 interest payment date on the Original Debentures), interest payable on March 26, 2012, which is the first interest payment date after the Expiration Date of the Exchange Offer, will be payable to the holders of the Original Debentures and interest will not be payable on the Exchange Debentures delivered in exchange for the Original Debentures until September 26, 2012, which is the second interest payment date after the Expiration Date of the Exchange Offer. We will make each interest payment to the holders of record on the immediately preceding March 11 and September 11 (whether or not a business day), provided that the interest that we pay on the maturity date will be payable to the person to whom the principal will be payable.

Interest on each Exchange Debenture will accrue from the last interest payment date on which interest was paid on the Original Debenture surrendered in exchange therefor or, if no interest has been paid on the Original Debenture, from September 26, 2011.

Interest payments for the Exchange Debentures shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on the Exchange Debentures is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay).

Optional Redemption

The Exchange Debentures will be redeemable, in whole at any time or in part from time to time, at our option at a redemption price equal to the greater of:

•	100% of the principal amount of the Exchange Debentures to be redeemed on that redemption date; and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the Exchange Debentures being redeemed on that redemption date (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 20 basis points, plus, in each case, accrued and unpaid interest thereon to the date of redemption. Notwithstanding the foregoing, installments of interest on Exchange Debentures that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the Exchange Debentures and the Indenture.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term (as measured from the date of redemption) of the Exchange Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Exchange Debentures.

“Comparable Treasury Price” means, with respect to any redemption date, (1) if the Quotation Agent obtains four or more Reference Treasury Dealer Quotations, the average of such quotations, after excluding the highest and lowest of such quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (3) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Quotation Agent” means any Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (1) each of Barclays Capital Inc., BNP Paribas Securities Corp., Deutsche Bank Securities Inc., and HSBC Securities (USA) Inc. (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of the Exchange Debentures to be redeemed by us or by the Trustee on our behalf. Once notice of redemption is mailed, the Exchange Debentures called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to, but excluding, the redemption date.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Exchange Debentures or portions thereof called for redemption. On or before the redemption date, we will deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the Exchange Debentures to be redeemed on that date. If less than all of the Exchange Debentures are to be redeemed, the Exchange Debentures to be redeemed shall be selected by lot by DTC, in the case of Exchange Debentures represented by a global security, or by the Trustee by a method the Trustee deems to be fair and appropriate, in the case of Exchange Debentures that are not represented by a global security.

Sinking Fund

The Exchange Debentures will not be entitled to any sinking fund.

Change of Control Offer

If a Change of Control Triggering Event (as defined below) occurs, we will be required to make an offer (the “Change of Control Offer”) to each holder of the Exchange Debentures to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Exchange Debentures on the terms set forth in the Exchange Debentures. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of Exchange Debentures repurchased, plus accrued and unpaid interest, if any, on the Exchange Debentures repurchased to the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control (as defined below), but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be mailed to holders of the Exchange Debentures describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Exchange Debentures on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”). The notice will, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, we will, to the extent lawful:

•	accept for payment all Exchange Debentures or portions of Exchange Debentures properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Exchange Debentures or portions of Exchange Debentures properly tendered; and

•

deliver or cause to be delivered to the Trustee the Exchange Debentures properly accepted together with an officers’ certificate stating the aggregate principal amount of Exchange Debentures or portions of Exchange Debentures being repurchased and that all conditions precedent provided for in the Indenture to the Change of Control Offer and to the repurchase by us of Exchange Debentures pursuant to the Change of Control Offer have been complied with.

We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases all Exchange Debentures properly tendered and not withdrawn under its offer. In addition, we will not repurchase any Exchange Debentures if there has occurred and is continuing on the Change of Control Payment Date an event of default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Exchange Debentures as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Exchange Debentures, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the Exchange Debentures by virtue of any such conflict.

For purposes of the Change of Control Offer provisions of the Exchange Debentures, the following terms will be applicable:

“Change of Control” means the occurrence of any of the following:

•

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than our Company or one of our subsidiaries) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

•

the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to one or more “persons” (as that term is defined in the Indenture) (other than our Company or one of our subsidiaries); or

•	the first day on which a majority of the members of our Board of Directors are not Continuing Directors.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a direct or indirect wholly owned subsidiary of a holding company and (2) either (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Directors” means, as of any date of determination, any member of our Board of Directors who (1) was a member of such Board of Directors on the date the Exchange Debentures were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the continuing directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Ratings.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by us.

“Moody’s” means Moody’s Investors Service Inc.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Exchange Debentures or fails to make a rating of the Exchange Debentures publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Rating Event” means the rating on the Exchange Debentures is lowered by each of the Rating Agencies and the Exchange Debentures are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the Exchange Debentures is under publicly announced consideration for a possible downgrade by any of the rating agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or our intention to effect a Change of Control; provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event). If any Rating Agency is not providing a rating of the Exchange Debentures on any day during the relevant period for any reason and we have not selected a replacement Rating Agency pursuant to the terms of the Exchange Debentures, the rating of such Rating Agency shall be deemed to be below an Investment Grade Rating on such day and such Rating Agency will be deemed to have lowered its rating of the Exchange Debentures during the relevant period.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Covenants Contained in the Indenture

The following definitions are used in this prospectus to describe certain covenants contained in the Indenture.

“Attributable Debt” means:

•	the balance sheet liability amount of capital leases as determined by generally accepted accounting principles, plus

•

the amount of future minimum operating lease payments required to be disclosed by generally accepted accounting principles, less any amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, discounted using the methodology used to calculate the present value of operating lease payments in our most recent Annual Report to Stockholders reflecting that calculation.

The amount of Attributable Debt relating to an operating lease that can be terminated by the lessee with the payment of a penalty will be calculated based on the lesser of:

•	the aggregate amount of lease payments required to be made until the first date the lease can be terminated by the lessee plus the amount of the penalty, or

•	the aggregate amount of lease payments required to be made during the remaining term of the lease.

“Consolidated Net Tangible Assets” means the total amount of our assets, minus applicable reserves and other properly deductible items, minus

•	all current liabilities, excluding Funded Debt included by reason of being renewable or extendible, and

•	all goodwill, trade names, patents, unamortized debt discount and expense, and other similar intangibles to the extent not deducted as reserves and deductible items set forth above,

all as set forth on our most recent consolidated balance sheet.

“Funded Debt” means:

•

Indebtedness that matures more than 12 months after the time of the computation of the amount thereof or that is extendible or renewable to a time more than 12 months after the time of the computation of the amount thereof;

•

all guarantees of any such Indebtedness or of dividends, other than any guarantee in connection with the sale or discount by us or any Restricted Subsidiary of accounts receivable, trade acceptances and other paper arising in the ordinary course of business; and

•	all preferred stock of any Subsidiary, taken at the greater of its voluntary or involuntary liquidation price at the time of any calculation hereunder, but exclusive of accrued dividends, if any.

Funded Debt does not include any amount in respect of obligations under leases, or guarantees thereof, whether or not such obligations or guarantees would be included as liabilities on a consolidated balance sheet.

“Indebtedness” means, except as set forth in the next sentence:

•

all items of indebtedness or liability, except capital and surplus, which under generally accepted accounting principles would be included in total liabilities on the liability side of a balance sheet as of the date that indebtedness is being determined; and

•

guarantees, endorsements (other than for purposes of collection) and other contingent obligations relating to, or to purchase or otherwise acquire, indebtedness of others, unless the amount is included in the preceding bullet point.

Indebtedness does not include any obligations or guarantees of obligations relating to lease rentals, even if the obligations or guarantees of obligations relating to lease rentals would be included as liabilities on the consolidated balance sheet of us and our Restricted Subsidiaries.

“Principal Domestic Manufacturing Property” means any building, structure or other facility, together with the land on which it is erected and fixtures that are part of such building, located in the United States that is used by us or our Subsidiaries primarily for manufacturing, processing or warehousing, the gross book value of which exceeds 1% of our Consolidated Net Tangible Assets, other than any such building,

•

that is financed by obligations issued by a state, territory or possession of the United States, or any of their political subdivisions, the interest on which is excludable from gross income of the holders pursuant to Section 103(a)(1) of the Internal Revenue Code of 1986, or

•	that is not of material importance to the total business conducted by us and our Subsidiaries, taken as a whole.

A “Restricted Subsidiary” is any Subsidiary of ours, but does not include a Subsidiary (i) that does not transact any substantial portion of its business in the United States and does not regularly maintain any substantial portion of its fixed assets in the United States, or (ii) that is engaged primarily in financing our operations or the operations of our Subsidiaries, or both.

“Secured Funded Debt” means Funded Debt which is secured by a mortgage, lien or other similar encumbrance upon any of our assets or those of our Restricted Subsidiaries.

A “Subsidiary” is a corporation or other entity in which we, or one or more of our other Subsidiaries, directly or indirectly, own more than 50% of the outstanding voting equity interests.

“Wholly-owned Restricted Subsidiary” means any Restricted Subsidiary in which we and our other Wholly-owned Restricted Subsidiaries own all of the outstanding Funded Debt and capital stock (other than directors’ qualifying shares).

Restrictions on Secured Funded Debt

The Indenture limits the amount of Secured Funded Debt that we and our Restricted Subsidiaries may incur or otherwise create, including by guarantee. Neither we nor our Restricted Subsidiaries may incur or otherwise create any new Secured Funded Debt unless immediately after the incurrence or creation:

•	the sum of:

•	the aggregate principal amount of all of our outstanding Secured Funded Debt and that of our Restricted Subsidiaries (other than certain categories of Secured Funded Debt discussed below), plus

•	the aggregate amount of our Attributable Debt and that of our Restricted Subsidiaries relating to sale and leaseback transactions,

•	does not exceed 15% of our Consolidated Net Tangible Assets.

This limitation does not apply if the outstanding debt securities are secured equally and ratably with or prior to the new Secured Funded Debt.

The following categories of Secured Funded Debt will not be considered in determining whether we are in compliance with the covenant described in the first paragraph under “Restrictions on Secured Funded Debt”:

•	Secured Funded Debt of a Restricted Subsidiary owing to us or to one of our Wholly-owned Restricted Subsidiaries;

•	Secured Funded Debt resulting from a mortgage, lien or other similar encumbrance in favor of the U.S. government or any state or any instrumentality thereof to secure certain payments;

•

Secured Funded Debt resulting from a mortgage, lien or other similar encumbrance on property, shares of stock or Indebtedness of any company existing at the time that the company becomes one of our Subsidiaries;

•

Secured Funded Debt resulting from a mortgage, lien or other similar encumbrance on property, shares of stock or Indebtedness which (1) exists at the time that the property, shares of stock or Indebtedness is acquired by us or one of our Restricted Subsidiaries, including acquisitions by merger or consolidation, (2) secures the payment of any part of the purchase price of or construction cost for the property, shares of stock or Indebtedness or (3) secures any Indebtedness incurred prior to, at the time of, or within 120 days after, the acquisition of the property, shares of stock or Indebtedness or the completion of any construction of the property for the purpose of financing all or a part of the purchase price or construction cost of the property, shares of stock or Indebtedness, provided that, in all cases, we continue to comply with the covenant relating to mergers and consolidations discussed under the heading “—Restrictions on Mergers and Sales of Assets” below;

•

Secured Funded Debt resulting from a mortgage, lien or other similar encumbrance in connection with the issuance of revenue bonds on which the interest is exempt from federal income tax under the Internal Revenue Code; and

•

any extension, renewal or refunding of (1) any Secured Funded Debt permitted under the first paragraph under “—Restrictions on Secured Funded Debt” or (2) any Secured Funded Debt outstanding as of the date of the Indenture.

Restrictions on Sale and Leaseback Transactions

Under the Indenture, neither we nor any Restricted Subsidiary may enter into any sale and leaseback transaction involving a Principal Domestic Manufacturing Property, except a sale by a Restricted Subsidiary to us or another Restricted Subsidiary or a lease not exceeding three years, by the end of which we intend to discontinue use of the property, and except for any transaction with a local or state authority that provides financial or tax benefits, unless:

•	the net proceeds of the sale are at least equal to the fair market value of the property; and

•

within 120 days of the transfer, or two years if we hold the net proceeds of the sale in cash or cash equivalents, we purchase and retire debt securities and/or repay Funded Debt and/or make expenditures for the expansion, construction or acquisition of a Principal Domestic Manufacturing Property at least equal to the net proceeds of the sale.

In addition, the restriction does not apply if the aggregate principal amount of the fair market value of the property transferred in a sale and leaseback transaction and all Secured Funded Debt does not exceed 15% of our Consolidated Net Tangible Assets.

Restrictions on Mergers and Sales of Assets

The Indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted so long as:

•

the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the Indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the Indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the Indenture exists;

•

steps have been taken to secure the debt securities equally and ratably with all indebtedness secured by a mortgage, lien or other similar encumbrance if as a result of such transaction, our properties or assets or Restricted Subsidiaries’ properties or assets would become subject to such mortgage, lien or other similar encumbrance not permitted pursuant to the provisions discussed above under “—Restrictions on Secured Funded Debt” without equally and ratably securing the debt securities; and

•

we have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the Indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the Indenture, the resulting or acquiring entity will be substituted for us in the Indenture with the same effect as if it had been an original party to the Indenture. As a result, such successor entity may exercise our rights and powers under the Indenture, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the Indenture and under the debt securities and coupons.

Notwithstanding the foregoing provisions, we may transfer all of our property and assets to another corporation if, immediately after giving effect to the transfer, such corporation is our Wholly-owned Restricted Subsidiary and we would be permitted to become liable for an additional amount of Secured Funded Debt.

Modification and Waiver

Under the Indenture, certain of our rights and obligations and certain of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of a majority of the total principal amount of the outstanding debt securities of all series of debt securities affected by the modification or amendment, acting together as a class. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;

•	a reduction in the principal amount of, or premium or interest on, any debt security or any change in the interest rate or method of calculating the interest rate applicable to any debt security;

•	a change in the premium payable upon redemption of any debt security;

•	a reduction in the amount of principal of an original issue discount debt security due and payable upon acceleration of the maturity of such debt security;

•	a change in place of payment where, or the currency in which, any payment on the debt securities is payable;

•	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or

•

a reduction in the percentage of outstanding debt securities of any series required to consent to a modification or amendment of the Indenture or required to consent to a waiver of compliance with certain provisions of the Indenture or certain defaults under the Indenture.

Under the Indenture, the holders of at least a majority of the total principal amount of the outstanding debt securities of any series of debt securities may waive compliance by us with certain restrictive provisions of the Indenture, on behalf of all holders of all series of debt securities to which such restrictive provision applies.

Under the Indenture, the holders of at least a majority of the total principal amount of the outstanding debt securities may, on behalf of all holders of such series of debt securities, waive any past default under the Indenture, except:

•	a default in the payment of the principal of, or any premium or interest on, any debt securities of that series; or

•	a default under any provision of the Indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series.

Events of Default

“Event of Default,” when used in the Indenture with respect to any series of debt securities, means any of the following:

•	failure to pay interest on any debt security of that series for 30 days after the payment is due;

•	failure to pay the principal of, or any premium on, any debt security of that series when due;

•	failure to deposit any sinking fund payment on debt securities of that series when due;

•

failure to perform any other covenant in the Indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the Indenture;

•

default in respect of any Indebtedness for money borrowed by us or any consolidated Subsidiary, or under any mortgage, indenture or instrument under which such Indebtedness is issued or secured, including a default with respect to debt securities of any other series, which default results in the acceleration of Indebtedness with an aggregate outstanding principal amount in excess of $50,000,000, unless the acceleration is rescinded, or such debt is paid or waived within 10 days after we have received written notice of the default in the manner specified in the Indenture;

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other Event of Default that may be specified for the debt securities of that series when that series is created.

If an Event of Default for any series of debt securities occurs and continues, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately, except that, if the Event of Default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of the series will become due and payable immediately without any act on the part of the Trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration.

The Indenture requires us to file an officers’ certificate with the Trustee each year that states, to the knowledge of the certifying officers, no defaults exist under the terms of the Indenture. The Trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default under the Indenture with respect to the debt securities of the applicable series.

Other than its duties in the case of an Event of Default, the Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request, order or direction of any holders of debt securities, unless the holders offer the Trustee reasonable indemnification. If reasonable indemnification is provided, then, subject to other rights of the Trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

•	conducting any proceeding for any remedy available to the Trustee; or

•	exercising any trust or power conferred upon the Trustee.

The holder of a debt security of any series will have the right to begin any proceeding with respect to the Indenture or for any remedy only if:

•	the holder has previously given the Trustee written notice of a continuing Event of Default with respect to the debt securities of that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request to the Trustee to begin such proceeding;

•	the holder has offered to the Trustee reasonable indemnification;

•	the trustee has not started such proceeding within 60 days after receiving the request; and

•

the Trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days.

However, the holder of any debt security will have an absolute right to receive payment of principal of, and any premium and interest on, the debt security when due and to institute suit to enforce this payment.

Defeasance

The Indenture includes provisions allowing defeasance of the debt securities of any series. In order to defease a series of debt securities, we would deposit with the Trustee or another trustee money or U.S. Government Obligations sufficient to make all payments on those debt securities. If we make a defeasance deposit with respect to a series of debt securities, we may elect either:

•

to be discharged from all of our obligations on that series of debt securities, except for our obligations to register transfers and exchanges; to replace temporary or mutilated, destroyed, lost or stolen debt securities; to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

•	to be released from our restrictions described above relating to mergers and sales of assets, Secured Funded Debt and sale and leaseback transactions.

To establish the trust, we must deliver to the Trustee an opinion of our counsel that the holders of that series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the defeasance had not occurred.

The term “U.S. Government Obligations” means direct obligations of the United States of America backed by the full faith and credit of the United States.

Information Concerning the Trustee

The Bank of New York Mellon is the trustee under the Indenture. From time to time, we maintain deposit accounts and conduct other banking transactions with the Trustee in the ordinary course of business. The Bank of New York Mellon also serves as trustee for certain of our other senior unsecured debt obligations.

BOOK-ENTRY, DELIVERY AND FORM

Except as set forth below, the Exchange Debentures will be represented by one or more permanent global Exchange Debentures in definitive, fully registered form without interest coupons. Each global Exchange Debenture will be deposited with the Trustee and registered in the name of Cede &Co., as nominee of DTC. Each beneficial interest in a global Exchange Debenture is referred to as a “Book-Entry Interest.” Book-Entry Interests will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Exchange Debentures will be issued promptly following the expiration of the Exchange Offer only in exchange for the Original Debentures accepted in the Exchange Offer.

General

Book-Entry Interests will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC, Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, societe anonyme, Luxembourg (“Clearstream”) and their participants. The laws of some jurisdictions, including certain states of the United States, may require that certain purchasers of securities take physical delivery of such securities in definitive form. The foregoing limitations may impair your ability to own, transfer or pledge Book-Entry Interests. In addition, while the Exchange Debentures are in global form, holders of Book-Entry Interests will not be considered the owners or “holders” of Exchange Debentures for any purpose.

So long as the Exchange Debentures are held in global form, DTC will be considered the sole owner or holder of the Exchange Debentures represented by that global debenture for all purposes under the Indenture and Exchange Debentures. In addition, participants must rely on the procedures of DTC, Euroclear and Clearstream, as the case may be, and indirect participants must rely on the procedures of DTC, Euroclear, Clearstream and the participants through which they own Book-Entry Interests to transfer their interests or to exercise any rights of holders under the Indenture.

Neither ADM nor the Trustee will have any responsibility or be liable for any aspect of the records relating to the Book-Entry Interests.

Payments on Global Debentures

Payments of any amounts owing in respect of the global Exchange Debentures (including principal, premium, if any, and interest) will be made by ADM to DTC or its nominee, which will distribute such payments to participants in accordance with their procedures.

ADM expects that DTC, Euroclear or Clearstream, as applicable (or their respective nominees), upon receipt of any payment of principal of or any premium or interest in respect of a global Exchange Debenture, will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective Book-Entry Interests in the principal amount of the global Excahnge Debentures, as shown on the records of DTC, Euroclear or Clearstream, as applicable (or their respective nominees).

ADM also expects that payments by participants to owners of Book-Entry Interests held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of those participants.

ADM and the Trustee will treat the registered holder of the global Exchange Debentures as the owner thereof for the purpose of receiving payments and for all other purposes. Consequently, none of ADM, the Trustee or any agent of ADM or the Trustee has or will have any responsibility or liability for:

•

any aspect of the records of DTC, Euroclear, Clearstream or any participant or indirect participant relating to or payments made on account of a Book-Entry Interest or for maintaining, supervising or reviewing the records of DTC, Euroclear, Clearstream or any participant or indirect participant relating to or payments made on account of a Book-Entry Interest; or

•	any other acts or omissions of DTC, Euroclear, Clearstream or any participant or indirect participant.

Action by Owners of Book-Entry Interests

ADM expects that DTC will take any action permitted to be taken by a holder of Exchange Debentures only at the direction of one or more participants to whose account or accounts the Book-Entry Interests in the global Exchange Debentures are credited and only in respect of the portion of the aggregate principal amount of Exchange Debentures as to which such participant or participants has or have given that direction. DTC will not exercise any discretion in the granting of consents, waivers or the taking of any other action in respect of the global Exchange Debentures. However, if there is an Event of Default under the Exchange Debentures, DTC (or its nominee), will exchange the global Exchange Debenture for definitive Exchange Debentures in registered form, which it will distribute to its participants. See “—Definitive Registered Debentures.”

Transfers

Transfers between participants in DTC will be effected in accordance with DTC rules and will be settled in immediately available funds. If a holder requires physical delivery of definitive registered debentures for any reason, including to sell debentures to persons in states which require physical delivery of such securities or to pledge such securities, such holder must transfer its interest in the global debentures in accordance with the normal procedures of DTC and in accordance with the procedures set forth in the Indenture.

Definitive Registered Debentures

The global Exchange Debentures representing the Book-Entry Interests are exchangeable for definitive registered debentures, of like tenor and of an equal aggregate principal amount, only if:

•

DTC notifies ADM that it is no longer willing or able to act as a depositary for such global debentures or ceases to be a clearing agency registered under the Exchange Act, and ADM has not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

•	an Event of Default has occurred and is continuing, and DTC requests the issuance of certificated debentures; or

•	subject to DTC’s procedures, ADM determines not to have the debentures represented by a global debenture.

Any global Exchange Debenture representing Book-Entry Interests that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive registered debentures, of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. Upon the exchange of a global debenture for definitive registered debentures, that global debenture will be canceled by the Trustee and the definitive registered debentures will be registered in the names and in the authorized denominations as DTC, pursuant to instructions from its participants, any indirect participants or otherwise, instructs the Trustee. The Trustee will deliver those Exchange Debentures in definitive registered form to the persons in whose names those Exchange Debentures are registered and will recognize those persons as the holders of those Exchange Debentures.

Except as provided above, owners of Book-Entry Interests will not be entitled to receive physical delivery of Exchange Debentures in definitive form and will not be considered the holders of those Exchange Debentures for any purpose under the Indenture, and no global debenture representing Book-Entry Interests will be exchangeable, except for another global debenture of like denomination and tenor to be registered in the name of DTC (or its nominee). Accordingly, each person owning a Book-Entry Interest must rely on the procedures of DTC, Euroclear and Clearstream, as applicable (and their respective nominees) and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under that global debenture or the Indenture. The Indenture provides that DTC, as a holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action that a holder is entitled to give or take under the Indenture. ADM understands that under existing industry practices, if ADM requests any action of holders or an owner of a Book-Entry Interest desires to give or take any action a holder is entitled to give or take under the Indenture, DTC (or its nominee), would authorize the participants owning the relevant Book-Entry Interests to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Information Concerning DTC, Euroclear and Clearstream

ADM understands as follows with respect to DTC, Euroclear and Clearstream:

DTC

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants (“DTC Participants”) and to facilitate the clearance and settlement of securities transactions among DTC Participants through electronic book-entry changes in accounts of DTC Participants and certain other organizations, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (or their representatives) own interests in DTC. Indirect access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“indirect participants”).

Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of indirect participants and certain banks, the ability of an owner of a beneficial interest to pledge such interest to persons or entities that are not DTC Participants or otherwise take actions in respect of such interest may be limited by the lack of a definitive certificate for that interest. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests to such persons may be limited.

Euroclear

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants and between Euroclear Participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants.

Euroclear Participants include investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include the Dealer Managers. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. The Euroclear Operator was launched on December 31, 2000, and replaced Morgan Guaranty Trust Company of New York as the operator of and banker to the Euroclear system. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis, without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants. Distributions with respect to Exchange Debentures held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Clearstream

Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations, and may include the Dealer Managers. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly. Clearstream has established an electronic bridge with the Euroclear Operator in Brussels to facilitate settlement of trades between Clearstream and the Euroclear Operator. Distributions with respect to Exchange Debentures held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Clearance and Settlement Procedures

Transfers between DTC Participants will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Secondary market trading between Clearstream Participants and/or Euroclear Participants will be effected in the ordinary way, in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC Participants, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system, in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving Exchange Debentures in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of Book-Entry Interests received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Exchange Debentures settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of Exchange Debentures by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Exchange Debentures among DTC Participants, Clearstream Participants and Euroclear Participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material United States federal income tax consequences of the Exchange Offer to holders of Original Debentures, but is not a complete analysis of all potential tax effects. The summary below is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations of the Treasury Department, administrative rulings and pronouncements of the Internal Revenue Service and judicial decisions, all of which are subject to change, possibly with retroactive effect. This summary does not address all of the U.S. federal income tax consequences that may be applicable to particular holders, including dealers in securities, financial institutions, insurance companies and tax-exempt organizations. In addition, this summary does not consider the effect of any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular holder. This summary applies only to a holder that holds such Original Debentures as a capital asset within the meaning of Section 1221 of the Code.

An exchange of Original Debentures for Exchange Debentures pursuant to the Exchange Offer will not be treated as a taxable exchange or other taxable event for U.S. federal income tax purposes. Accordingly, there will be no U.S. federal income tax consequences to holders who exchange their Original Debentures for Exchange Debentures in connection with the Exchange Offer and any such holder will have the same adjusted tax basis and holding period in the Exchange Debentures as it had in the Original Debentures immediately before the exchange.

The foregoing discussion of certain U.S. federal income tax considerations does not consider the facts and circumstances of any particular holder’s situation or status. Accordingly, each holder of Original Debentures considering this Exchange Offer should consult its own tax advisor regarding the tax consequences of the Exchange Offer to it, including those under state, foreign and other tax laws.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Debentures for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Debentures. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Debentures received in exchange for Original Debentures where such Original Debentures were acquired as a result of market-making activities or other trading activities. ADM has agreed that, for a period of 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, during this period, all dealers effecting transactions in the Exchange Debentures may be required to deliver a prospectus.

The Company will not receive any proceeds from any sale of Exchange Debentures by broker-dealers. Exchange Debentures received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Debentures or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Debentures. Any broker-dealer that resells Exchange Debentures that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Debentures may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Debentures and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Debentures) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Debentures (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with the offering of the Exchange Debentures will be passed upon for the Company by Faegre Baker Daniels LLP, Minneapolis, Minnesota.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of Archer Daniels Midland Company incorporated by reference in Archer Daniels Midland Company’s Annual Report (Form 10-K) for the year ended June 30, 2011 (including the schedule appearing therein), and the effectiveness of Archer Daniels Midland Company’s internal control over financial reporting as of June 30, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

ARCHER-DANIELS-MIDLAND COMPANY

Offer to Exchange

Up to $527,688,000 Principal Amount of

4.535% Debentures due 2042

for

a Like Principal Amount of

4.535% Debentures due 2042

that have been registered under the Securities Act of 1933

PROSPECTUS

                    , 20

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his or her service as a director, officer, employee or agent of the corporation, or his or her service, at the corporation’s request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees) that are actually and reasonably incurred by him or her (“Expenses”), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him or her, in connection with the defense or settlement of such action, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The General Corporation Law of the State of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of the State of Delaware permits (i) Delaware corporations to include a provision in their certificates of incorporation limiting or eliminating the personal liability of a director to a corporation or its stockholders, under certain circumstances, for monetary damages or breach of fiduciary duty as a director and (ii) the general authorization of advancement of a director’s or officer’s litigation expenses, including by means of a mandatory charter or by-law provision to that effect, in lieu of requiring the authorization of such advancement by the board of directors in specific cases. In addition, the General Corporation Law of the State of Delaware provides that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

Article Fourteenth of the Certificate of Incorporation of the registrant and Article VI of the Bylaws of the undersigned registrant each provide for the indemnification of the directors and officers of the registrant and limit the personal monetary liability of directors of the registrant to the fullest extent permitted by current Delaware law. The registrant has also entered into indemnification contracts with certain of its directors and officers. The registrant also maintains insurance coverage relating to certain liabilities of its directors and officers.

Item 21.	Exhibits and Financial Statement Schedules

The exhibits to this registration statement are listed on the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 22.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7) The undersigned registrant hereby undertakes to respond to request for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Illinois, on February 10, 2012.

ARCHER-DANIELS-MIDLAND COMPANY

By:	/s/ David J. Smith
David J. Smith,
Executive Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on February 10, 2012 by the following persons in the capacities indicated:

*	Chairman of the Board of Directors, Chief
Patricia A. Woertz	Executive Officer, President and Director (Principal Executive Officer)

/s/ Ray G. Young	Senior Vice President and Chief Financial Officer
Ray G. Young	(Principal Financial Officer)

/s/ John Stott	Vice President and Controller
John Stott	(Principal Accounting Officer)

*	Director
George W. Buckley

*	Director
Mollie Hale Carter

*	Director
Terrell K. Crews

*	Director
Pierre Dufour

*	Director
Donald E. Felsinger

*	Director
Antonio Maciel Neto

*	Director
Patrick J. Moore

*	Director
Thomas F. O’Neill

*	Director
Kelvin R. Westbrook

*	David J. Smith, by signing his name hereto, does hereby sign this document on behalf of each of the above named officers and directors of the Registrant pursuant to powers of attorney duly executed by such persons.

/s/ David J. Smith
David J. Smith, Attorney-in-fact

EXHIBIT INDEX

Exhibit Number
3.1	Composite Certificate of Incorporation, as amended (incorporated by reference as Exhibit (3) to ADM’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001)

3.2	Bylaws, as amended (incorporated by reference to Exhibit 3.2 to ADM’s Current Report on Form 8-K filed on August 12, 2009)

4.1	Indenture dated September 20, 2006, between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), as Trustee (incorporated by reference to Exhibit 4 to ADM’s Registration Statement on Form S-3, Registration No. 333-137541)

4.2	Registration Rights Agreement, dated as of September 26, 2011, by and among ADM and Barclays Capital Inc., BNP Paribas Securities Corp., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Morgan Stanley & Co. LLC, as Dealer Managers (incorporated by reference to Exhibit 4.3 to ADM’s Current Report on Form 8-K filed on September 27, 2011)

4.3	Form of Rule 144A Global Debenture for ADM’s 4.535% Debentures due 2042 (incorporated by reference to Exhibit 4.1 to ADM’s Current Report on Form 8-K filed on September 27, 2011)

4.4	Form of Regulation S Global Debenture for ADM’s 4.535% Debentures due 2042 (incorporated by reference to Exhibit 4.2 to ADM’s Current Report on Form 8-K filed on September 27, 2011)

4.5**	Form of Registered Global Debenture for ADM’s 4.535% Debentures due 2042

5**	Opinion of Faegre & Benson LLP

12*	Statements regarding computation of ratio of earnings to fixed charges

21	List of Subsidiaries (incorporated by reference to Exhibit 21.1 of ADM’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011).

23.1*	Consent of Ernst & Young LLP

23.2**	Consent of Faegre & Benson LLP (contained in Exhibit 5)

24**	Powers of Attorney

25**	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, to act as trustee under the Indenture

99**	Form of Letter of Transmittal

*	= filed herewith
**	= previously filed